UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 21, 2016, Anthera Pharmaceuticals, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC  (“H.C. Wainwright”), to create an at-the-market equity program under which the Company from time to time may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 (the “Shares”) through H.C. Wainwright.

Subject to the terms and conditions of the Agreement, H.C. Wainwright will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions.  The Company has provided H.C. Wainwright with customary indemnification rights, and H.C. Wainwright will be entitled to a commission at a fixed commission rate equal to 3.0% of the gross proceeds per Share sold.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including on the NASDAQ Global Market, at market prices or as otherwise agreed with H.C. Wainwright. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Agreement or terminate the Agreement.

This report also incorporates by reference the Agreement into the shelf registration statement on Form S-3 (File No. 333-210166) previously filed with the Securities and Exchange Commission on March 14, 2016, in the form in which it became effective on April 18, 2016 (the “Registration Statement”).  This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 10.1 to this report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this report.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 1.02. Termination of a Material Definitive Agreement.

On November 15, 2013, the Company entered into an At Market Issuance Sales Agreement (the “Cowen Agreement”) with Cowen and Company, LLC (“Cowen”), to create an at-the-market equity program under which the Company from time to time could offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 through Cowen.  All sales under the Cowen Agreement were to be made under the Company’s previously effective shelf registration statement on Form S-3 (File No. 333-187780), which was filed on April 5, 2013 and declared effective by the Securities and Exchange Commission on April 18, 2013, and a related prospectus supplement filed with the Securities and Exchange Commission on November 15, 2013.

On April 21, 2016, the Company terminated the Cowen Agreement, effective on the same date.  The Company had sold an aggregate offering price of $24.3 million under the Cowen Agreement as of the termination date.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

5.1	Opinion of Goodwin Procter LLP
10.1	At Market Issuance Sales Agreement, dated April 21, 2016, between Anthera Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2016	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Principal Accounting Officer and Senior
Vice President, Finance and Administration